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                                                                     Exhibit 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Plan Administrator
Intermagnetics General Corporation
     IGC Savings Plan

We consent to the incorporation by reference in Registration Statement No. 33-50598 on Form S-8 of our report dated September 22, 1995, relating to the statement of net assets available for plan benefits of the Intermagnetics General Corporation IGC Savings Plan as of May 31, 1995, and the related statement of changes in net assets available for plan benefits for the year then ended, which report appears in the May 31, 1995 annual report on Form 11-K.

                                                /KPMG Peat Marwick LLP

Albany, New York
November 16, 1995